                                                                       Page 105
                                                               Exhibit 99 (b)-1




                          SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, DC 20549




                                     FORM 11-K

                                    ANNUAL REPORT


                           PURSUANT TO SECTION 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                         as of December 30, 1995 and 1994 and
                         for the year ended December 30, 1995



A.  TODAY'S BANCORP, INC. EMPLOYEE STOCK OWNERSHIP PLAN
    ---------------------------------------------------
         (Full title of the Plan)



B.  TODAY'S BANCORP, INC.
    50 West Douglas Street
    P.O. Box 30
    Freeport, Illinois  61032
    ------------------------------------------------------
    (Name of issuer and address of its principal executive office)

                             INDEPENDENT AUDITORS' REPORT


Plan Administrator
TODAY'S BANCORP, INC.
Employee Stock Ownership Plan
Freeport, Illinois

We have audited the accompanying statement of net assets available for plan benefits of TODAY'S BANCORP, INC. Employee Stock Ownership Plan as of December 30, 1995 and 1994 and the related statement of changes in net assets available for plan benefits for the year ended December 30, 1995. These financial statements are the responsibility of the Plan's administrator. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of TODAY'S BANCORP, INC. Employee Stock Ownership Plan as of December 30, 1995 and 1994 and the changes in its net assets available for plan benefits for the year ended December 30, 1995 in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for purposes of additional analysis and are not a required part of the basic financial statements, but are supplemental information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                        /s/ KPMG Peat Marwick LLP

Chicago, Illinois
March 19, 1996

                                  TODAY'S BANCORP, INC.
                               EMPLOYEE STOCK OWNERSHIP PLAN
                      STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                              AS OF DECEMBER 30, 1995 AND 1994




                                                            1995                                          1994
                                      ----------------------------------------------  --------------------------------------------
                                       SAVINGS      STOCK        LOAN                  SAVINGS     STOCK         LOAN
                                        FUND        FUND         FUND     COMBINED      FUND       FUND          FUND    COMBINED
                                      ---------  -----------   --------  -----------  --------- -----------    -------- -----------
Assets:
  Investments:
    Common stock of TODAY'S
    BANCORP, INC. at fair market value;
    92,970 and 91,756 shares,
    respectively; and cost of
    $1,236,836 and $1,155,655,
    respectively                      $   -       $2,062,772   $   -      $2,062,772  $   -      $1,582,791    $  -      $1,582,791

    Loans to participants                 -           -         161,739      161,739      -           -          69,748      69,748

    Interest bearing deposits at
      TODAY'S BANK-East                 481,181       10,464       -         491,645    475,043      25,259       -         500,302
                                      ---------  -----------  ---------   ----------  ---------  ----------   ---------  ----------
  Total investments                     481,181    2,073,236    161,739    2,716,156    475,043   1,608,050      69,748   2,152,841

  Employer contributions receivable       -           54,878       -          54,878                 50,339                  50,339
  Due (to) from other funds              (1,626)       1,626       -           -          -           -           -           -
                                      ---------  -----------  ---------    ---------  ---------  ----------   ---------  ----------

Total assets                            479,555    2,129,740    161,739    2,771,034    475,043   1,658,389      69,748   2,203,180
                                      ---------   ----------  ---------    ---------  ---------  ----------   ---------  ----------
Liabilities:
  Note Payable                            -          114,000       -         114,000      -           -           -           -
  Stock purchase payable                  -           -            -           -          -          15,960       -          15,960
  Other liabilities                         967        2,245       -           3,212        900       -           -             900
                                      ---------   ----------  ---------    ---------  ---------  ----------   ---------  ----------
Total liabilities                           967      116,245       -         117,212        900      15,960       -          16,860
                                      ---------   ----------  ---------    ---------  ---------  ----------   ---------  ----------
Net assets available for plan
  benefits                            $ 478,588   $2,013,495   $161,739   $2,653,822  $ 474,143  $1,642,429   $  69,748  $2,186,320
                                      ---------   ----------  ---------   ----------  ---------  ----------   ---------  ----------


        The accompanying notes are an integral part of the financial statements.

                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                         FOR THE YEAR ENDED DECEMBER 30, 1995

                                                    SAVINGS       STOCK         LOAN
                                                      FUND         FUND         FUND       COMBINED
                                                   ----------   ----------   ----------   ----------
Additions:

Investment income:
   Dividends on TODAY'S
      BANCORP, INC. common stock                   $     -      $    48,480   $    -      $    48,480

   Interest                                             28,910          354        7,182       36,446

   Net depreciation in
      fair value of common
      stock of TODAY'S
      BANCORP, INC.                                      -          433,714        -          433,714
                                                     ----------   ----------   ----------   ----------
                                                        28,910      482,548        7,182      518,640

Employer contributions                                   -           55,056        -           55,056
Employee contributions                                  71,484      249,691        -          321,175
                                                     ----------   ----------   ----------   ----------
   Total additions                                     100,394      787,295        7,182      894,871

Deduction-Distributions
   to participants                                    (94,599)    (328,857)        -        (423,456)

Interest on Notes Payable                                -          (3,913)        -          (3,913)

Transfers (to) from other
   funds                                               (1,350)     (83,459)       84,809        -
                                                     ----------   ----------   ----------   ----------

Net increase                                             4,445      371,066       91,991      467,502

Net assets available for
   plan benefits:
      Beginning of the year                            474,143    1,642,429       69,748    2,186,320
                                                     ----------   ----------   ----------   ----------
      End of the year                              $   478,588  $ 2,013,495   $  161,739  $ 2,653,822
                                                     ----------   ----------   ----------   ----------
                                                     ----------   ----------   ----------   ----------

        The accompanying notes are an integral part of the financial statements

                                                                        Page 109
                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                            NOTES TO FINANCIAL STATEMENTS


A.  DESCRIPTION OF THE PLAN

    The following description of the TODAY'S BANCORP, INC. (formerly Northwest Illinois Bancorp, Inc.) Employee Stock Ownership Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1. GENERAL. TODAY'S BANCORP, INC. (the "Company") established the TODAY'S BANCORP, INC. Employee Stock Ownership Plan (the "Plan") effective as of January 1, 1988. As of January 1, 1989, the Plan was amended and operates, in relevant part, as an employee stock ownership plan ("ESOP") and is designed to comply with Section 4975(e)(7) and the regulations thereunder of the Internal Revenue Code of 1986, as amended ("Code"). The plan is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

         The Plan is administered by an Employee Benefits Administration Committee comprising up to three persons appointed by TODAY'S BANCORP, INC.'s Board of Directors. The trustees of the Plan are certain officers employed by either TODAY'S BANCORP, INC. or one of the subsidiary banks.

         The Plan is a defined contribution plan covering substantially all employees who are twenty-one or older and have one year of service, or who are thirty, whichever occurs first.

    2. FORFEITURES. Amounts which have been forfeited in accordance with provisions of the Plan are allocated in the same manner as employee matching contributions.

    3. CONTRIBUTIONS. Participants may elect to contribute at least 1% and up to 15% of their compensation, however, not in excess of statutory limits.

         The Company provides a matching contribution equal to 25% of each participant's elective contribution, limited to elective contributions of up to 6% of compensation. All Company matching contributions and forfeitures are invested in the Plan's stock fund.

    The following table presents contributions for the period ended December 30, 1995 broken down by subsidiaries participating in the Plan:

                               Participant       Employer
                              Contributions     Contributions           Total
                              -------------     -------------           -----
TODAY'S BANCORP, INC.              $102,816           $18,719        $121,535

TODAY'S BANK - East                  97,423            17,718         115,141

TODAY'S BANK - West                  52,608             8,584          61,192

TODAY'S MORTGAGE SOURCE              23,801             2,920          26,721

TODAY'S FINANCIAL SERVICES           44,527             7,115          51,642
                                     ------             -----          ------
     Totals                        $321,175           $55,056        $376,231
                                   --------           -------        --------
                                   --------           -------        --------

    Effective January 1, 1995, State Bank of Freeport, First State Bank of Rockford and Bank of Pecatonica were merged to form TODAY'S BANK-East. Additionally, the parent company changed its name, effective the same date, to TODAY'S BANCORP, INC. During 1994, the Company purchased Tri-State Bank & Trust Company. Effective February 1, 1995 First National Bank of Galena combined with Tri-State Bank & Trust Company to form TODAY'S BANK-West. This reorganization had no impact on the Plan or its provisions.

    4. INVESTMENTS. Participants may elect to have their contributions invested in one or both of the following investment funds:

         a. THE SAVINGS FUND - invested in interest bearing deposits with TODAY'S BANK-East, a wholly-owned subsidiary of the Company.

         b. THE STOCK FUND - invested substantially in TODAY'S BANCORP, INC. common stock. This investment is in excess of 5% of total plan assets at the end of the year. The unrealized gain on investments held by the plan was $825,936 and $427,136 at December 30, 1995 and 1994, respectively. The decrease in the unrealized gain was recognized as a negative addition in the statement of net changes in plan assets for plan benefits during the year.

         The number of participants in the savings fund was 124 and 116, respectively, as of December 30, 1995 and 1994. The number of participants in the stock fund was 162 and 156, respectively, as of December 30, 1995 and 1994. Participants who have been in the Plan for at least ten years and have attained the age of 55 will be offered at least three investment options.

                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS, continued


A.  DESCRIPTION OF THE PLAN, CONTINUED

    5. PARTICIPANT ACCOUNTS. Each participant's account is credited with the participant's contribution and an allocation of (a) the Company's contribution; (b) forfeitures of terminated participants' nonvested accounts; and (c) Plan earnings (losses).

    6. VESTING. Participants are immediately vested in their voluntary contributions plus actual earnings thereon. Vesting in their employer contribution accounts is based on years of continuous service. A participant is 100% vested after six years of credited service.

    7. LOAN PROVISION. The Plan allows participants to borrow funds from their account under terms specified in the Plan.

    8. BENEFIT PAYMENTS. Generally, the trustee will commence distribution of a participant's account in a single sum payment not later than 60 days after the end of the plan year in which the latter of the following events occur:

         a.   The date the participant attains age 59-1/2; and

         b. The date the participant terminates employment with TODAY'S BANCORP, INC. or its subsidiaries.

    9. WITHDRAWALS. A participant who has attained age 59-1/2 years may elect to withdraw part or all of the balance credited to his elective contribution account. After the elective contributions have been fully withdrawn, the participant may withdraw part or all of the vested portion credited to his employer contribution account. If a participant has not attained age 59-1/2 he shall be eligible to withdraw funds from his elective contributions account but only in certain hardship situations as provided by the Plan.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    INVESTMENTS

    Investments are valued at fair market value. TODAY'S BANCORP, INC. common stock is valued based upon the NASDAQ Stock Market quotation. The interest bearing deposits are valued at cost which approximates fair market value. The Plan does not require collateral or other security to support the interest bearing deposits. The Plan presents in the statement of changes in net assets available for Plan benefits, the net appreciation (depreciation) in the fair value of its investments which consists of the

                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS, continued


    realized gains or losses and the unrealized appreciation (depreciation) on those investments.

C.  NOTE PAYABLE

    During 1995, the Plan entered into an unsecured $114,000 note with TODAY'S BANCORP, INC. The proceeds of the loan were used to purchase the Company's common stock. The agreement provides for quarterly interest payments with the principal due at maturity on July 14, 1997. The loan bears interest at the national prime rate plus 3%. At December 30, 1995 the interest rate was 11.5%.

D.  INCOME TAX STATUS

    The Internal Revenue Service has determined that the Plan is qualified and the trust established under the Plan is tax exempt, under Section 401 of the Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, they believe that the plan was qualified and the related trust was tax-exempt as of the financial statement date.

    Amounts contributed by the Company are not taxed to the employee until distributed from the Plan. In addition, any shares of the Company's common stock distributed to an employee upon termination of employment are not taxed to the employee until the time of disposition of such shares.

E.  ADMINISTRATION COSTS

    The costs of administering the Plan are paid by TODAY'S BANCORP, INC.

F.  PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts and entitled to a distribution from the plan.

                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                       NOTES TO FINANCIAL STATEMENTS, continued

G.  RECONCILIATION TO FORM 5500

    Certain differences exist between net assets available for plan benefits at December 30, 1995 and the changes therein for the year then ended as reported in the financial statements versus the Form 5500 as filed. The following is a reconciliation of these amounts:


    STATEMENT OF NET ASSETS AVAILABLE                     at December 30,
      FOR PLAN BENEFITS:                                         1995
                                                    ---------------
    Distributions payable                                     $    -
    Add:
      Distributions payable due to participant
            withdrawals and terminations                      53,378
                                                              ------
    Distributions payable as shown on
      Form 5500                                              $53,378
                                                             -------
                                                           -------

    Net assets available for plan benefits             $  2,653,822
    Less:
      Distributions payable due to participant
            withdrawals and terminations                     53,378
                                                              ------
    Net assets available for plan benefits
      as shown on Form 5500                             $  2,600,444
                                                       ------------
                                                       ------------


    STATEMENT OF CHANGES IN NET ASSETS                 for the year ended
       AVAILABLE FOR PLAN BENEFITS:                    December 30, 1995
                                                       -----------------

    Distributions to participants                       $    423,456
    Deduct:
      Change in distributions to participants between
            the financial statements and Form 5500          214,867
                                                          -----------
    Distributions to participants as shown on
      Form 5500                                         $    208,589
                                                         ------------
                                                         ------------

    Net increase in net assets                          $    467,502
    Add:
      Change in distributions to participants between
            the financial statements and Form 5500           214,867
                                                         -----------
    Net increase in net assets as shown
      on Form 5500                                      $    682,369
                                                         ------------
                                                         ------------


                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
              Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                  December 30, 1995


Issuer               Description                             Cost      Fair Market Value
------                -----------                            ----      -----------------
TODAY'S              Common Stock
BANCORP, INC.        92,970 shares                     $1,236,836             $2,062,772

Employee Stock       Loans to participants
Ownership Plan       amortized over a two to              161,739               161,739
                     ten year period with rates
                     ranging from 6.0% to 9.0%

TODAY'S BANK         Interest bearing deposits with
-East                an average interest rate
                     of 6.01% for 1995                    491,645                491,645


                                TODAY'S BANCORP, INC.
                            EMPLOYEE STOCK OWNERSHIP PLAN
                    ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                         for the year ended December 30, 1995



                       Number of   Number of   Purchase    Sales    Cost of   Net Gain
                       Purchases   Sales       Price       Price    Asset     or (Loss)
                       ---------   ---------   ---------   ------   -------   ---------
TODAY'S BANCORP,
INC. common stock         11           -        $186,459       -         -           -
